UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 25, 2024

Consolidated Edison, Inc.
(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212)
460-4600

Consolidated Edison Company of New York, Inc.
(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212)
460-4600

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Consolidated Edison, Inc., Common Shares ($.10 par value)	ED	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry Into a Material Definitive Agreement
On November 25, 2024, Consolidated Edison Company of New York, Inc. (“CECONY”) entered into a $700 million
364-Day
Senior Unsecured Delayed Draw Term Loan Credit Agreement, dated as of November 25, 2024 (the “Credit Agreement”) among CECONY, as Borrower, the lenders party thereto (the “Lenders”), U.S. Bank National Association, as Administrative Agent and U.S. Bank National Association and PNC Capital Markets LLC, as Joint Lead Arrangers and Bookrunners. On November 25, 2024, CECONY borrowed $500 million under the Credit Agreement, the proceeds of which were used for general corporate purposes. A copy of the Credit Agreement is included as an exhibit to this report, and the description of the Credit Agreement that follows is qualified in its entirety by reference to the Credit Agreement.
Under the Credit Agreement, the Lenders are committed until February 23, 2025, subject to certain conditions, to provide one or more loans to CECONY in an aggregate amount not to exceed $200 million, in addition to the $500 million borrowing on November 25, 2024. CECONY has the option to prepay any term loans issued under the Credit Agreement prior to maturity. CECONY intends to use any additional borrowings under the Credit Agreement for general corporate purposes.
The Lenders’ obligations to make additional loans under the Credit Agreement are subject to certain conditions, including that there be no event of default or event which with notice or the lapse of time would become an event of default with respect to CECONY. The commitments are not subject to maintenance of credit rating levels. Upon a change of control of CECONY or of its parent, Consolidated Edison, Inc. (“Con Edison”), or upon an event of default by CECONY, the Lenders may terminate their commitments and declare the loans outstanding under the Credit Agreement immediately due and payable.
Events of default include, among other things, CECONY exceeding at any time a ratio of consolidated debt to consolidated total capital of 0.65 to 1; CECONY or its subsidiaries having liens on its or their assets in an aggregate amount exceeding ten percent of CECONY’s consolidated net tangible assets; CECONY or its material subsidiaries failing to make one or more payments in respect of material financial obligations (in excess of $150 million in aggregate of debt or derivative obligations other than non-recourse debt);
the occurrence of an event or condition which results in the acceleration of the maturity of any material debt (in excess of $150 million in aggregate of debt other than non-recourse debt)
or enables the holders of such debt to accelerate the maturity thereof; and other customary events of default.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above is incorporated herein by reference.
The information in this report includes forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors including, but not limited to, those identified in reports each of Con Edison and CECONY has filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10	$700 million 364-Day Senior Unsecured Delayed Draw Term Loan Credit Agreement, dated as of November 25, 2024, among CECONY, as Borrower, the lenders party thereto, U.S. Bank National Association, as Administrative Agent and U.S. Bank National Association and PNC Capital Markets LLC, as Joint Lead Arrangers and Bookrunners

Exhibit 104	Cover Page Interactive Data File – The cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.
CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By:	/s/ Joseph Miller
Joseph Miller
Vice President, Controller and Chief Accounting Officer
Date: November 25, 2024